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                                 EXHIBIT 23b

                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-43947) pertaining to the Symix Systems, Inc. 401(K) Plan of our report dated May 18, 2000, with respect to the Statement of Net Assets Available for Plan Benefits at December 31, 1999 of the Symix Systems, Inc. 401(K) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                   /s/ Ernst & Young LLP
                                              ------------------------------

Columbus, Ohio
June 27, 2001







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